UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2018, Syntel, Inc. (the “Company” or “Syntel”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Atos S.E., a société européenne (European company) organized under the laws of France (“Parent” or “Atos”), and Green Merger Sub Inc., a Michigan corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, no par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock owned by the Company, Merger Sub, Parent, or any of their respective direct or indirect wholly-owned subsidiaries, in each case not held on behalf of third parties) will be converted into the right to receive $41.00 per share in cash, without interest (the “Merger Consideration”).

Upon consummation of the Merger, each restricted stock unit of the Company (“Company RSU”) granted on or prior to July 20, 2018 and outstanding as of the effective time of the Merger will vest in full and, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled as of the effective time of the Merger and entitle the holder thereof to receive an amount in cash, without interest, equal to the amount of any accumulated and unpaid dividends plus the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the effective time of the Merger by (ii) the Merger Consideration, subject to any required withholding of taxes.

At the effective time of the Merger, each Company RSU granted after July 20, 2018 and outstanding as of the effective time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a restricted stock unit denominated in shares of Parent common stock (a “Parent RSU”) equal to the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the effective time of the Merger multiplied by (ii) the quotient obtained by dividing (A) the average closing price per share of Company Common Stock on NASDAQ during the twenty (20) consecutive trading days ending on July 20, 2018 by (B) the average closing price per share of Parent common stock on the Euronext Paris market during the twenty (20) consecutive trading days ending on July 20, 2018, and such Parent RSU will continue to vest in accordance with the original vesting schedule of such Company RSU, subject to acceleration in full on a qualifying termination of employment.

The Merger Agreement contains various customary representations and warranties of the Company and Parent relating to their respective businesses and organizations, in each case generally subject to materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants to conduct its business in the ordinary course consistent with past practice, covenants to refrain from taking certain actions without Parent’s consent, covenants restricting the Company from soliciting proposals relating to alternative transactions or, subject to certain exceptions, entering into or engaging in discussions concerning or providing information in connection with alternative transactions, and covenants requiring the Company’s board of directors (the “Board”), subject to certain exceptions, to recommend that the Company’s stockholders approve the Merger Agreement.

Parent and the Company have agreed to use their respective commercially reasonable efforts, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement as promptly as practicable and obtain any required regulatory approvals.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the approval of the Merger Agreement by the requisite vote of the Company’s stockholders and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain foreign regulatory approvals and the approval or other clearance of the Committee on Foreign Investments in the United States (CFIUS). The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (generally, in the case of the Company’s representations and warrants, subject to a material adverse effect threshold) and the other party having performed in all material respects its obligations under the Merger Agreement. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement also provides for certain customary termination rights of the Company and Parent, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by January 20, 2018 (the “Outside Date”), provided that the Outside Date may be extended by either party to a date no later than April 20, 2018 if, as of the initial Outside Date, all conditions to the closing of the Merger are satisfied or capable of being satisfied other than with respect to certain required regulatory approvals. Either party may also terminate the Merger Agreement if the Company’s stockholder approval has not been obtained at a duly convened meeting of the Company’s stockholders or an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger becomes final and non-appealable, subject to certain exceptions. The Company may also terminate the Merger Agreement if, prior to the approval of the Merger Agreement by the Company’s stockholders, the Board authorizes the Company to enter into an alternative acquisition agreement in accordance with the terms of the Merger Agreement. Additionally, Parent may terminate the Merger Agreement if, prior to obtaining stockholder approval of the Merger Agreement, the Board makes, and does not withdraw, a change in the Board’s recommendation in favor of the Merger Agreement or authorizes the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

If the Merger Agreement is terminated (i) by Parent or the Company as a result of the passing of the Outside Date or the failure of the Company’s stockholders to adopt the Merger Agreement in certain circumstances in which a third party has publicly announced (and not withdrawn) a proposed transaction with respect to at least 20% of the assets or equity (by voting power or value) of the Company or any of its subsidiaries and the Company enters into, within twelve months of such termination, and consummates within eighteen months of such termination, an alternative transaction that results in a change in control of at least 50% of the Company’s assets or equity (by voting power or value), (ii) by Parent in the event the Board makes (and has not withdrawn) a change in its recommendation in favor of the Merger Agreement or authorizes the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal or (iii) by the Company in response to a Superior Proposal, then in each case the Company will be required to pay a fee of $111.5 million to Parent on the terms set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Important Statement regarding the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding terms of the Merger. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries or affiliates or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and may not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information will not necessarily be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition

On July 22, 2018, the Company issued a press release announcing the Merger Agreement, which included certain preliminary results for the Company for the fiscal quarter ended June 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1. The Company will discuss its second quarter 2018 results on a conference call at 8:00 a.m. (EDT) on Thursday, July 26, 2018. To listen to the call, please dial (877) 837-3915 in the US/Canada or (973) 638-3495 internationally. The call will also be broadcast live via the Internet at the Company’s web site: investor.syntelinc.com. Please access the site at least 15 minutes prior to the call to register and download any necessary software. A replay will be available until August 3, 2018 by dialing (855) 859-2056 and entering “4163139.” International callers may dial (404) 537-3406 and enter the same passcode.

Item 8.01.	Other Events.

Press Release

On July 23, 2018, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Voting Agreement

Concurrently with and as a condition to Parent’s execution of the Merger Agreement, certain stockholders of the Company, who collectively own approximately 51.07% of the outstanding shares of Company Common Stock, entered into a voting agreement with Parent in their capacities as stockholders of the Company. The voting agreement requires such stockholders to, among other things, vote their shares of Company Common Stock in favor of approval of the Merger Agreement and certain related matters as applicable and against alternative transactions and generally prohibits such stockholders from entering into agreements regarding or transferring their shares, subject to certain exceptions. However, if the Board changes its recommendation in favor of the Merger Agreement or if the Merger Agreement is terminated in accordance with its terms, including in respect of the Company entering into a Superior Proposal (as described above), the stockholders will immediately and automatically be relieved of their voting obligations under the voting agreement. The voting agreement also prohibits the stockholders party thereto from soliciting or negotiating any alternative business combination transactions. Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) any reduction in the amount of or any change in the form of the Merger Consideration.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Syntel, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on Syntel’s relationships with its customers as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; employee retention as a result of the merger; our ability to maintain a competitive leadership position with respect to the services that we offer; the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions; our ability to deliver new services to the market on time and in a manner sufficient to meet demand; our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches; our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business; uncertainty in the global economic environment and financial markets; the status of our relationships with and condition of third parties, such as our key customers, upon whom we rely in the conduct of our business; our ability to effectively hedge our exposure to interest rate and foreign currency exchange rate fluctuations; and our dependence on our key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Syntel is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Syntel by Atos. In connection with the proposed acquisition, Syntel intends to file relevant materials with the SEC, including Syntel’s proxy statement on Schedule 14A. STOCKHOLDERS OF SYNTEL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNTEL’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Syntel stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Syntel. Such documents are not currently available.

Participants in Solicitation

Syntel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Syntel common stock in respect of the proposed transaction. Information about the directors and executive officers of Syntel is set forth in the proxy statement for Syntel’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 20, 2018, by and among Syntel, Inc., Atos S.E. and Green Merger Sub Inc.

99.1	Press Release, dated as of July 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEL, INC.

Date: July 23, 2018	By:	/s/ Daniel M. Moore
	Name:	Daniel M. Moore
	Title:	Chief Administrative Officer, General Counsel and Secretary